As filed with the Securities and Exchange Commission on April 5, 2001                   Registration No. 333-
                                                                                                             ----------------
====================================================================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                               FLOWERS FOODS, INC.
               (Exact name of issuer as specified in its charter)

            Georgia                                      58-2582379
(State or other jurisdiction of             (I.R.S. Employee Identification No.)
 incorporation or organization)

                               1919 Flowers Circle
                           Thomasville, Georgia 31757
                    (Address of principal executive offices)

                                   -----------

               FLOWERS FOODS, INC. 401(K) RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                                   -----------

                            G. Anthony Campbell, Esq.
                               Flowers Foods, Inc.
                               1919 Flowers Circle
                           Thomasville, Georgia 31757
                     (Name and address of agent for service)

                                 (229) 226-9110
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                              Lizanne Thomas, Esq.
                           Jones, Day, Reavis & Pogue
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242

                                   -----------

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                            Proposed maximum         Proposed maximum
     Title of securities             Amount to be            Offering price               aggregate                 Amount of
     to be registered (1)             Registered              per share (2)           offering price (2)        registration fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value           75,000                   $19.78                   $1,483,500                 $370.88
===================================================================================================================================

         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) Pursuant to Rule 457(h), the maximum aggregate offering price and registration fee have been computed as follows: (a) the price per share of common stock of Flowers Foods, Inc. has been based on the average of the high and low prices reported on the New York Stock Exchange on March 30, 2001 and (b) using such price per share the aggregate amount of the offering price was then calculated based on the estimated aggregate amount of contributions by participants to the Flowers Foods 401(k) Retirement Savings Plan (the "Plan") which may be directed by such participants for investment in shares of common stock of Flowers Foods, Inc. registered in connection with the Plan. The amount of shares of common stock of Flowers Foods, Inc. being registered consists of 75,000 shares which may be purchased by the Trustee under the Plan.

                                EXPLANATORY NOTE

In accordance with the Note to Part I of Form S-8, the information specified in
Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of Common Stock of Flowers Foods, Inc. pursuant to the Flowers Foods 401(k) Retirement Savings Plan (the "Plan").


                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Flowers Foods, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's annual report on Form 10-K for the fiscal year ended December 30, 2000 filed with the Commission on March 30, 2001;

         (b)      All other reports filed with the Commission pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 30, 2001; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 under the Exchange Act and all amendments thereto.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IX of the Company's Restated Articles of Incorporation (the "Articles of Incorporation") provides that, except to the extent allowable pursuant to the Georgia Business Corporation Code (the "Georgia Code"), as such provisions exist from time to time, no director of the Company shall be liable to the Company or its shareholders for, or with respect to, any acts or omissions in the performance of his duties as a director. The Company's Articles of Incorporation further provide that in discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Company, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Company or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Company and its subsidiaries, the communities in which offices or other establishments of the Company and its subsidiaries are located, and all other factors such directors consider pertinent, provided, however, that this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

         Article X of the Articles of Incorporation and Article 8.10 of the Company's Restated Bylaws (the "Bylaws") provide that the Company shall indemnify, to the fullest extent permitted by the Georgia Code or any other laws presently or hereafter in effect, each person who is or was or had agreed to become a director or officer of the Company or is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including the heirs, executors, administrators or estate of such person. The right to indemnification conferred by Article 8 of the Company's Bylaws is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Georgia Code requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

         The Georgia Code provides that a company may indemnify an individual who was or is a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the company, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct set forth in the Georgia Code. However, no indemnification shall be made of an officer or director in connection with a proceeding by or in the right of the company in which the director or officer was adjudged liable to the company or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in connection with a proceeding by or in the right of the company is limited to reasonable expenses incurred in connection with the proceeding.

         The Georgia Code further provides that a company shall not indemnify an officer or director unless authorized in the specific case upon a determination that indemnification of the director or officer is permissible in the circumstances because he has met the applicable standard of conduct set forth above and prescribes the persons who may make such determination.

         To the extent that a director or officer has been successful, on the merits or otherwise, in defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein, he shall be indemnified against reasonable expenses (including attorneys' fees) incurred by him in connection therewith. The Company shall pay for the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding if the director or officer furnishes the Company notice as required under that director's or officer's indemnification agreement, if one exists, a written affirmation of his good faith belief that he has met the standard of conduct set forth above, and the director or officer furnishes the Company a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification by the Company as authorized in Article 8.10 of the Company's Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.  EXHIBITS.

                      Exhibit
                      Number       Description
                      ------       -----------
                         4         Flowers Foods, Inc. 401(k) Retirement Savings Plan

                        23         Consent of PricewaterhouseCoopers, LLP, independent auditors

                        24         Power of Attorney (included in the signature page)


         The registrant hereby undertakes that will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to perfect the tax qualified status of the Plan.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) to include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) to reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) to include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that sub-paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                           Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on the 4th day of April, 2001.


                                    FLOWERS FOODS, INC.



                                    By: /s/Amos R. McMullian
                                       -----------------------------------------
                                       Amos R. McMullian
                                       Chairman of the Board of Directors
                                       and Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Amos R. McMullian, G. Anthony Campbell, and Jimmy M. Woodward, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

          Signature                                    Title                                      Date
          ---------                                    -----                                      ----
     /s/Amos R. McMullian                Chairman of the Board of Directors and               April 4, 2001
-------------------------------          Chief Executive Officer (Principal
Amos R. McMullian                        Executive Officer)




     /s/Jimmy M. Woodward                Vice President and Chief Financial Officer           April 4, 2001
-------------------------------          (Principal Accounting Officer)
 Jimmy M. Woodward



     /s/G. Anthony Campbell              Secretary and General Counsel                        April 4, 2001
-------------------------------
 G. Anthony Campbell

          Signature                                    Title                                      Date
          ---------                                    -----                                      ----
By:            *                         Director
    ---------------------------
    Robert P. Crozer



By:            *                         Director
    ---------------------------
    Edward L. Baker




By:            *                         Director
    ---------------------------
    Jackie M. Ward




By:            *                         Director
    ---------------------------
    C. Martin Wood III




By:            *                         Director
    ---------------------------
    Joe E. Beverly




By:            *                         Director
    ---------------------------
    J.V. Shields, Jr.




By:            *                         Director
    ---------------------------
    Franklin L. Burke




By:            *                         Director
    ---------------------------
    Langdon S. Flowers




By:            *                         Director
    ---------------------------
    Joseph L. Lanier

          Signature                                    Title                                      Date
          ---------                                    -----                                      ----
*By: /s/ G. Anthony Campbell                                                                  April 4, 2001
     --------------------------
     G. Anthony Campbell
     Attorney-in Fact

THE PLAN. Pursuant to the requirements of the Securities Act of 1933 the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Thomasville, State of Georgia on this 4th day of April, 2001.


                                    FLOWERS FOODS, INC.
                                    401(K) RETIREMENT SAVINGS PLAN




                                    By: /s/ R. Steven Kinsey
                                       -----------------------------------------
                                       Plan Administrator

                                  EXHIBIT INDEX


Exhibit
Number                                 Description                                                  Index
-------                                -----------                                                  -----
4                   Flowers Foods, Inc. 401(k) Retirement Savings Plan                          Filed herewith

23                  Consent of PricewaterhouseCoopers, LLP, independent public accountants      Filed herewith

24                  Power of Attorney (included in signature page)